EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT


PARENT

Community First Bancorp, Inc.


                                            STATE OR OTHER
                                            JURISDICTION OF          PERCENTAGE
SUBSIDIARIES                                INCORPORATION             OWNERSHIP
------------                                -------------             ---------

Community First Bank                        United States               100%